CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 27, 2013 on Dreyfus Global Real Estate Securities Fund, Dreyfus Large Cap Growth Fund and Dreyfus Large Cap Equity Fund for the fiscal year ended December 31, 2012 which are incorporated by reference in this Registration Statement (Form N-1A Nos. 33-44254 and 811-6490) of Dreyfus Premier Investment Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 25, 2013